EXHIBIT 23.1

GEORGE STEWART, CPA
316 17TH AVENUE SOUTH
SEATTLE, WASHINGTON 98144
(206) 328-8554 FAX(206) 328-0383

December 15, 2009

To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of the report on the Financial Statements of Punchline Entertainment, Inc. as of July 31, 2009 and 2008, on the Post Effective Amendment to Registration Statement to Form SB-2 on Form S-1 filed with the U.S. Securities and Exchange Commission on November 27, 2009.

Very Truly Yours,

/s/ George Stewart

George Stewart, CPA